Exhibit 10.53

Translated From Japanese

Request for Use of Special Overdraft Service

[Notice of Applicable Interest Rate Period]

Application date: January 31, 2008

Name: Hideki Anan, President & CEO Global Hotline, Inc.

Having confirmed the following conditions, I do hereby submit a request to Sumitomo Mitsui Banking Corporation for the use of the special overdraft service as outlined below. If you consent, please deposit the applicable amount to my (the applicant’s) account.

Amount	¥300,000,000
Use	Operating funds
Desired date of deposit	January 31, 2008	Expected date of final repayment	February 29, 2008

Payment details	Payment cycle	Payment date	Number of payments	Amount repaid
	months	of each month	times	yen
yen
yen
yen
Final due date				300,000,000 yen
Method of interest payment	Lump sum payment
Handling of bank holidays	In the event that one of the dates above falls on a bank holiday, the payment shall be made on the following business day.

Basic interest rate	□ Short-term prime rate	Applicable interest rate	3.00% APR
□
	Applicable interest rate period	In the event that the applicable interest rate period is divided within the borrowing period and rates are adjusted accordingly:
	Starts: Ends:	1. Rates automatically adjusted on the _ every _ months. 2. Notification made each time with Notice of Applicable Interest Rate Period.

1.

Payments shall be made according to the separately provided Special Overdraft Agreement (or, alternatively, the Specified Overdraft Agreement or the Special Overdrawing Account Agreement) by automatic transfer.

2.	Repayment of the borrowed funds shall be done according to the above payment details, regardless of the aforementioned original agreement.

3.

In the event that a partial early repayment is made and no particular indications are made, later repayments shall be made according to the above schedule, and the final date of repayment shall be moved up.

4.	When the market interest rate is applied as the basic interest rate, the application for the applicable interest rate period shall be made here.

-------------------------------------------For Bank Use---------------------------------------------------------

Branch No.	Branch Name	Process for Final Date	Decision (Approved / Not Approved)			Verification	Verification	Person in Charge	Transaction copy check	Loan seal check
0223	Nakano Branch		Manager	Section Chief	Person in Charge
Loan Acct. No.	Activity No.	□ Automatic transfer
2000350	0400121	□ ID check